SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ABN AMRO Holding N.V.	ABN AMRO Capital Funding LLC V	ABN AMRO Capital Funding Trust V
(Exact Name of Registrant as Specified in its	(Exact Name of Registrant as Specified in its	(Exact Name of Registrant as Specified in its
Charter)	Charter)	Charter)
The Netherlands	Delaware	Delaware
(State or Other Jurisdiction of Incorporation or	(State or Other Jurisdiction of Incorporation or	(State or Other Jurisdiction of Incorporation or
Organization)	Organization)	Organization)
Not Applicable	To Be Applied For	56-6616232
(IRS Employer Identification Number)	(IRS Employer Identification Number)	(IRS Employer Identification Number)
Gustav Mahlerlaan 10	c/o ABN AMRO North America Company	c/o ABN AMRO North America Company
1082 PP Amsterdam	135 South LaSalle Street	135 South LaSalle Street
The Netherlands	Chicago, IL 60674	Chicago, IL 60674

If this form relates to the registration of a class of	If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act	securities pursuant to Section 12(g) of the Exchange Act
and is effective pursuant to General Instruction A.(c),	and is effective pursuant to General Instruction A.(d),
please check the following box. ☒	please check the following box. ☐

Securities Act registration statement file number to which this form relates: Reg. No. 333- 104778

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

ABN AMRO Capital Funding Trust V Preferred Securities	New York Stock Exchange
ABN AMRO Capital Funding LLC V Preferred Securities*	New York Stock Exchange
Guarantee of ABN AMRO Holding N.V. with respect to the Trust Preferred Securities*	New York Stock Exchange

*For listing purposes only, not for trading

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1: Description of Registrant’s Securities to be Registered

     The title of each class of securities to be registered are ABN AMRO Capital Funding Trust V Preferred Securities, ABN AMRO Capital Funding LLC V Preferred Securities, and Guarantees of Preferred Securities of ABN AMRO Capital Funding Trust V. A description each class of securities is set forth under the caption “Description of the Trust Securities,” “Description of LLC Preferred Securities,” and “Description of Preferred Securities Guarantees” respectively in the prospectus included within the Registration Statement of ABN AMRO Capital Funding Trust V and ABN AMRO Holding N.V. on Form F-3, as amended (File No. 333-104778) (the “Registration Statement”), as supplemented by the information under the captions “Description of Trust Securities”, “Description of the LLC Securities,” and “Description of the Guarantee and the Contingent Guarantee” contained in the prospectus supplement dated June 26, 2003 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which descriptions are incorporated here by reference into this Registration Statement.

Item 2: Exhibits

The following exhibits have been filed with the Securities and Exchange Commission:

1	Form of Amended and Restated Trust Agreement of ABN AMRO Capital Funding Trust V (including specimen trust preferred security certificate) (incorporated herein by reference to Exhibit 4.14 to the Registration Statement).

2	Form of Amended and Restated Limited Liability Company Agreement of ABN AMRO Capital Funding LLC V (including specimen LLC preferred security certificate) (incorporated herein by reference to Exhibit 4.20 to the Registration Statement).

3	Form of Guarantee of ABN AMRO Holding N.V. with respect to the Trust Preferred Securities (incorporated by reference to Exhibit 4.21 to the Registration Statement).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ABN AMRO HOLDING N.V.

By:	/s/ Rolf Smit

Name: Rolf Smit
Title: Executive Vice President

By:	/s/ Jan Pranger

Name: Jan Pranger
Title: Senior Vice President

Date: July 2, 2003

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ABN AMRO CAPITAL FUNDING TRUST V

By:	LaSalle Funding LLC, as Depositor

By:	/s/ John P. Murphy

Name: John P. Murphy
Title: Senior Vice President

Date: July 2, 2003

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ABN AMRO CAPITAL FUNDING LLC V

By:	ABN AMRO North America Holding Company,
as Sole Member

By:	/s/ Jeffrey Sirota

Name: Jeffrey Sirota
Title: Vice President

Date: July 2, 2003